UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2006

Commission File Number 0-10211

Exact Name of Registrant as Specified in Charter,

State or Other Jurisdiction of Incorporation,

Address of Principal Executive Offices, Zip Code and

Registrant’s telephone number, including area code

Inter-Tel (Delaware), Incorporated

1615 S. 52nd Street

Tempe, Arizona 85281

IRS Employer Identification No. 86-0220994
Not applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Settlement Agreement with Steven G. Mihaylo

On June 28, 2006, Inter-Tel, Incorporated, recently reincorporated in Delaware as Inter-Tel (Delaware), Incorporated (“Inter-Tel” or the “Company”), entered into an Amendment (the “Amendment”) to Settlement Agreement (the “Settlement Agreement”) with Mr. Steven G. Mihaylo (“Mr. Mihaylo”) and Summit Growth Management LLC, a wholly owned affiliate of Mr. Mihaylo (“Summit”) that amends certain provisions of a Settlement Agreement among the Company, Mr. Mihaylo and Summit dated as of May 5, 2006. In addition to other related issues, the Amendment provides that:

•

The Company will not respond to the offer submitted by Mr. Mihaylo on June 14, 2006 to acquire all outstanding shares of stock in the Company which was made “subject to confirmatory due diligence” (the “Mihaylo Offer”).

•

Mr. Mihaylo and Summit will waive any claim that the failure of the Company to respond to the Mihaylo Offer triggers their right to make a request to call a special meeting of the stockholders of the Company pursuant to Section 5 of the Settlement Agreement.

•

The Company will provide such additional due diligence information to Mr. Mihaylo and his affiliates and partners as is customary and reasonably necessary to make the Mihaylo Offer which is not “subject to confirmatory due diligence” and otherwise meets the requirements provided in the Settlement Agreement.

•

The deadline for Mr. Mihaylo to provide an all cash acquisition proposal to purchase all of the shares of the Company under pursuant to the terms of the Settlement Agreement (a “Mihaylo Proposal”) has been extended from June 15, 2006 to July 28, 2006.

•

Two milestones, the passing of any of which will terminate the Company’s agreement not to amend the bylaws of the Company to prevent Mr. Mihaylo from calling a special meeting of the stockholders so long as he and Summit hold at least ten percent (10%) of the Company’s outstanding stock, have been extended to July 28, 2006 (in the event a Mihaylo Proposal has not been made as of such date) and September 30, 2006 (in any event).

•	Mr. Mihaylo’s agreement to vote his shares in favor of certain proposals by third parties to acquire the Company has been extended to September 30, 2006.
•	All other provisions of the Settlement Agreement remain in place.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment attached hereto as Exhibit 10.1 and incorporated herein by reference.

Relationship of the parties to the Amendment

Please see the description of the parties set forth in the Company’s Form 8-K filed with the SEC on May 11, 2006, which is incorporated herein by reference.

Item 8.01 Other Events

The Company and Mr. Mihaylo issued the press release attached as Exhibit 99.1 concerning the Amendment, which is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment to Settlement Agreement, dated June 28, 2006 among Inter-Tel, Incorporated, Steven G. Mihaylo and Summit Growth Management LLC.

99.1	Press Release issued by Inter-Tel, Incorporated and Steven G. Mihaylo on June 29, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. The signature of the undersigned company shall be deemed to relate only to matters having reference to such company and any subsidiaries thereof.

Inter-Tel (Delaware), Incorporated (Registrant)
	By:	/s/Norman Stout
		Name:	Norman Stout
Dated: June 29, 2006		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Settlement Agreement, dated June 28, 2006 among Inter-Tel, Incorporated, Steven G. Mihaylo and Summit Growth Management LLC.

99.1	Press Release issued by Inter-Tel, Incorporated and Steven G. Mihaylo on June 29, 2006